SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): June 19, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

In the original 8-K filed on June 22, 2015, the 8-K document was erroneously uploaded under the Exhibit-99.1 document type and the Exhibit-99.1 document was erroneously uploaded under the 8-K document type. This amended Current Report on Form 8-K corrects this error.

ITEM 8.01 OTHER EVENTS.
On June 19, 2015, the Registrant, through WHLR-Grove Park, LLC, a Delaware limited liability company (“WHLR-Grove Park”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) as buyer, with Grove Park Property, LLC, a South Carolina limited liability company, as seller (the “Seller”), for the purchase of a retail shopping center located in Orangeburg, South Carolina, commonly known as Grove Park Shopping Center, for the sales price of Six Million Six Hundred Thousand and 00/100 Dollars ($6,600,000).

No director, officer or affiliate of the Registrant is affiliated with the Seller.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Purchase Agreement, dated June 19, 2015, by and between WHLR-Grove Park and the Seller.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: June 24, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Purchase Agreement, dated June 19, 2015, by and between WHLR-Grove Park and the Seller.